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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                              Hartford Life, Inc.
            (Exact name of registrant as specified in its charter)

Delaware                                                             06-1470915
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)
                                  06-1470915

                              200 Hopmeadow Street
                               Simsbury, CT 06089
                    (Address of Principal Executive Offices)

                                ---------------

                    The Hartford Investment and Savings Plan
                            (Full title of the plan)

                                ---------------


                             LYNDA GODKIN, ESQUIRE,
                       Vice President and General Counsel
                               HARTFORD LIFE, INC.
                              200 Hopmeadow Street
                               Simsbury, CT 06089
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (860) 843-8981

                                ---------------

                        CALCULATION OF REGISTRATION FEE


                                                                           Proposed
                                                                            maximum           Proposed          Amount of
          Title of securities                 Amount to be               offering price   maximum aggregate    registration
           to be registered+                   registered+                 per share*      offering price*         fee
          -------------------
Class A Common Stock, par value
$.01 per share......................        2,500,000 shares                $33.43          $83,575,000        $25,325.73


         + In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         * Estimated solely for the purpose of determining the registration fee and, in accordance with Rule 457(h), based upon the average of the high and low prices of the Class A Common Stock as quoted on the New York Stock Exchange on June 4, 1997.

        ** Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares as may be issued as a result of the split of, or stock dividend on, securities registered hereunder.

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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Hartford Life, Inc. ("Hartford Life") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement: (a) Hartford Life's Registration Statement on Form 10/A, Amendment No. 1, dated May 16, 1997, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registration Statement referred to in (a); and (c) the description of Hartford Life's Class A Common Stock, par value $.01 per share, contained in the Registration Statement referred to in (a) under the caption "Description of Capital Stock" and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Hartford Life or The Hartford Investment and Savings Plan (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The audited consolidated financial statements and financial statement schedules of Hartford Life and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference from Amendment No. 1 to Form 10/A of Hartford Life, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, which are incorporated herein by reference from Amendment No. 1 to Form 10/A of Hartford Life, and have been so incorporated in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports which include an explanatory paragraph with respect to the change in the method of

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accounting for debt and equity securities as of January 1, 1994, as discussed in
Note 2 of notes to consolidated financial statements.

         Lynda Godkin, Esquire, whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of Hartford Life, and may participate in its stock benefit plans.


Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of
Section 145 of the DGCL.

         Article 4 of Hartford Life's Restated By-laws provides in terms similar to those of Section 145 of the DGCL that Hartford Life shall have the power and shall be required to indemnify its officers and directors in accordance with such law.

         As permitted by Section 102(b)(7) of the DGCL, Article Eleventh of Hartford Life's Restated Certificate of Incorporation states that:

         To the fullest extent permitted by applicable law as then in effect, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General

Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         Hartford Life has directors and officers liability insurance policies that provide indemnification in certain instances of civil liabilities.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See Exhibit Index elsewhere herein.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on this 9th day of June, 1997.

                                 HARTFORD LIFE, INC.


                                 By:   /s/ Lowndes A. Smith
                                    -----------------------------------------
                                       Lowndes A. Smith
                                       Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                                   Date
---------                               -----                                   ----
                *                       Chief Executive Officer, President      June  9, 1997
-----------------------------           and Director
Lowndes A. Smith                        (Principal Executive Officer)

                 *                      Senior Vice President, Chief            June  9, 1997
-----------------------------           Financial Officer and Treasurer
Gregory A. Boyko                        (Principal Financial and
                                        Accounting Officer)

                 *                      Director                                June  9, 1997
-----------------------------
Ramani Ayer
                  *                     Director                                June  9, 1997
-----------------------------
Donald R. Frahm
                  *                     Director                                June  9, 1997
-----------------------------
Paul G. Kirk, Jr.
                   *                    Director                                June  9, 1997
-----------------------------
H. Patrick Swygert
                   *                    Director                                June  9, 1997
-----------------------------
Deroy C. Thomas
                   *                    Director                                June  9, 1997
-----------------------------
Gordon I. Ulmer
                   *                    Director                                June  9, 1997
-----------------------------
David K. Zwiener

* By /s/ Lynda Godkin                                                          June  9, 1997
    -------------------------
         Lynda Godkin
         as Attorney-In-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartford and State of Connecticut on this 9th day of June, 1997.


                              THE HARTFORD INVESTMENT AND SAVINGS
                                PLAN


                              By: /s/ Francis A. Dorion
                                 ---------------------------------------------
                                  Francis A. Dorion
                                  Investment and Savings Plan Administrator

                                 EXHIBITS INDEX



    Exhibit
      No.        Title                                   Location
      ---        -----                                   --------
       4.     Instruments defining the rights of
              security holders, including
              indentures:

     (a)      Restated Certificate of                 Incorporated by reference to Exhibit 3.1 to
              Incorporation of Hartford Life, Inc.    Hartford Life, Inc.'s Registration Statement on
                                                      Form S-1 (Amendment No. 2) dated April 24,
                                                      1997, Registration No. 333-21459.

     (b)      By-laws of Hartford Life, Inc.          Incorporated by reference to Exhibit 3.2 to
                                                      Hartford Life, Inc.'s Registration Statement on
                                                      Form S-1 (Amendment No. 2) dated April 24,
                                                      1997, Registration No. 333-21459.

    5.(a)     Opinion re legality                     Filed herewith.

    5.(b)     Internal Revenue Service                The Registrant will submit the Plan and
              Determination Letter                    amendments to the Plan to the Internal Revenue
                                                      Service (the "IRS") in a timely manner and will
                                                      make all changes required by the IRS to maintain the
                                                      qualifications of the Plan.

     15.      Letter re unaudited interim             Not applicable.
              Financial Information

     23.      Consents of experts and counsel         The consent of Arthur Andersen LLP,
                                                      independent public accountants, is filed
                                                      herewith. The consent of counsel is incorporated by
                                                      reference to Exhibit 5 filed herewith.

     24.      Powers of attorney                      Filed herewith

     99.      Additional exhibits                     None.
